Exhibit 99.1 NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GlobalSCAPE® SHOWCASes LATEST SOLUTIONS AT INFOSECURITY EUROPE

GlobalSCAPE expands hosted solutions UK footprint through new distribution partner

LONDON - April 24, 2012- GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, is featuring Hosted Enhanced File Transfer Server™ (EFT Server™) and Secure Mobile Access™ this week at the 2012 Infosecurity Europe conference in London.

A cloud-enhanced version of its award-winning secure file transfer solution, Hosted EFT Server enables organisations to securely exchange business-to-business data, including large files and sensitive data, through the cloud.

As part of the company's overall strategy to meet growing European demand for the hosted solution, the company partnered with Peer 1 Hosting to provide the cloud infrastructure in the region, and has now named Pro2col Ltd. as a primary managed file transfer reseller and Sigma Software Distribution as primary distributor of GlobalSCAPE's suite of secure file exchange solutions in the U.K.

"In business environments where the strictest security standards are not only beneficial, but mandatory, IT leaders and managers know that usability and security can't be mutually exclusive," says Jim Morris, GlobalSCAPE CEO. "GlobalSCAPE is committed to enabling businesses to share and transfer information quickly and securely, without compromise. With Peer 1 already on board, we're pleased to have Pro2col and Sigma join us to help carry out that vision in the U.K."

GlobalSCAPE will also demonstrate its Secure Mobile Access solution that enables businesses to tackle the growing "Bring Your Own Device" trend head-on. Developed with technology from recently acquired TappIn, Inc., it allows businesses to access their files where they reside on any computer or network-attached storage, without the need for third-party cloud storage. Powered by an easy-to-use app that's compatible with the most popular mobile devices and platforms used today, the Secure Mobile Access solution can be tailored for use by businesses of any size. In addition, the solution integrates seamlessly with GlobalSCAPE's award-winning EFT Server solution, allowing IT administrators more options for managing and controlling user access.

"Infosec Europe is a wonderful opportunity for GlobalSCAPE to reach out to the IT community and demonstrate the security and efficiencies our solutions can bring any organisations of any size," says Melinde Henderson, GlobalSCAPE's director of channel sales.

Attendees of the conference can check out GlobalSCAPE solutions first-hand at its booth at Stand F82. Booth visitors will have the opportunity to chat directly with product specialists and demo GlobalSCAPE's latest secure, managed file transfer solutions including its Secure Mobile Access module for EFT Server.

For more information regarding GlobalSCAPE solutions like EFT Server or Secure Mobile Access, please visit www.globalscape.com.

About GlobalSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE Amex:GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, GlobalSCAPE has been helping businesses and consumers - including 15,000 companies in more than 150 countries - facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn Inc., GlobalSCAPE also offers customers the ability to access and share documents, pictures, videos, and music - anytime, from anywhere - easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.